EXTENDED STAY AMERICA ANNOUNCES FIRST QUARTER 2020 RESULTS AND UPDATE OF COVID-19 IMPACT ON BUSINESS
-Net Income of $7.8 million
-Adjusted EBITDA1 of $97.7 million

CHARLOTTE, N.C. - May 6, 2020 (GlobeNewswire) — Extended Stay America, Inc. and ESH Hospitality, Inc. (NASDAQ:STAY) (together, the “Company”) today announced consolidated results for the three months ended March 31, 2020.
First Quarter 2020 Highlights
•Net income of $7.8 million
•Total revenues of $266.3 million
•Comparable system-wide Revenue Per Available Room (“RevPAR”) declined 5.8% to $43.98
•Adjusted EBITDA1 of $97.7 million
•Adjusted Funds From Operations ("Adjusted FFO")1 of $0.31 per diluted Paired Share
•Adjusted Paired Share Income1 of $0.07 per diluted Paired Share
•Comparable system-wide RevPAR index of 107, a 12% increase compared to the first quarter of 2019, with a RevPAR index of 122 in March 2020, a 32% increase compared to March 2019

Extended Stay America’s President and Chief Executive Officer Bruce Haase, commented, “I am proud of our Company’s performance during this period of pandemic and economic uncertainty. Thanks to the hard work of our nearly 8,000 employees and our franchisee partners every single Extended Stay America hotel has remained open through the pandemic, we have maintained relatively healthy overall occupancy levels, and we have not been forced to enact any wide-spread furloughs or staff reductions as seen by others in the industry. Our property teams have done a remarkable job keeping their colleagues and our guests safe while continuing to provide an essential service for their communities and I’d like to thank them for all their hard work.”
Mr. Haase continued, “March and April saw the highest RevPAR Index scores for STAY in the Company’s history by a wide margin. We believe that our positive RevPAR performance relative to the industry during this difficult time period demonstrates the resiliency of our extended stay business model and the unique characteristics of our business compared to traditional transient lodging brands. We are also pleased to see improved RevPAR and occupancy trends during the last few weeks compared to earlier in the nationwide response to the virus. We believe the Company is in a strong financial position to navigate through this crisis and well positioned as the economy reopens.”

1 See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included in this release (i.e., Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, Funds from Operations ("FFO"), Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share).

Financial and Operating Results
Total revenues for the three months ended March 31, 2020 were $266.3 million, a decrease of 4.1% over the same period in the prior year due to the impact in March from the COVID-19 pandemic.

Comparable system-wide RevPAR for the three months ended March 31, 2020 declined 5.8% over the same period in 2019 to $43.98, driven by a 6.5% decline in Average Daily Rate (“ADR”), partially offset by a 60 basis point increase in occupancy to 71.9%. Comparable system-wide RevPAR growth for the first two months of 2020 was 2.6% prior to the impact of COVID-19 in March 2020. Our positive results for this period were completely offset by March’s RevPAR, which declined approximately 19% over March 2019 due to the COVID-19 Pandemic. Depressed levels of RevPAR continued into Q2 2020, although as noted above have shown preliminary signs of moderation.

Hotel Operating Margin1 for the three months ended March 31, 2020 was 45.7% compared to 50.1% in the same period in 2019. The decline in Hotel Operating Margin was driven primarily by a decrease in comparable system-wide RevPAR and increased hotel payroll expenses. Hotel operating expenses declined approximately 2.4% in March 2020 compared to March 2019.

Net income for the three months ended March 31, 2020 was $7.8 million compared to $28.4 million in the same period in 2019, a decrease of 72.4%. The decline in net income was due to a decline in comparable system-wide RevPAR and an increase in hotel operating expenses, partially offset by lower income tax expense.

Adjusted EBITDA for the three months ended March 31, 2020 was $97.7 million, a decline of 16.0% compared to the same period in 2019. The decline in Adjusted EBITDA was due primarily to a decline in Comparable system-wide RevPAR as well as an increase in hotel labor expenses. Adjusted EBITDA excludes non-cash equity-based compensation expense of $1.1 million, $3.3 million in loss on disposal of assets and $1.1 million in other expenses.

Adjusted FFO for the three months ended March 31, 2020 was $55.1 million compared to $68.4 million in the same period in 2019. The decline in Adjusted FFO was primarily due to a decline in comparable system-wide RevPAR, an increase in comparable Company-owned hotel operating expenses and an increase in interest expense, partially offset by lower income tax expense. Adjusted FFO per diluted Paired Share was $0.31 compared to $0.36 in the same period in 2019. Adjusted FFO, a non-GAAP measure, represents funds from operations, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Adjusted Paired Share Income for the three months ended March 31, 2020 was $12.2 million, or $0.07 per diluted Paired Share, compared to $29.5 million, or $0.16 per diluted Paired Share, in the same period in 2019. The decline in Adjusted Paired Share Income per diluted Paired Share was due to a decline in comparable system-wide RevPAR, an increase in comparable Company-owned hotel operating expenses and increased interest expense, partially offset by lower income tax expense. Adjusted
Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share.

Capital Expenditures
The Company invested $54.6 million in capital expenditures during the first quarter of 2020. This includes $8.9 million in renovation capital and $20.0 million in capital for ESA 2.0 hotel development and land acquisitions.

Hotel and Development Pipeline
As of March 31, 2020, the Company had a pipeline of 73 hotels representing approximately 8,800 rooms with two hotels opened through the end of the quarter. Since the end of the first quarter, one new franchise built hotel and one new Company owned hotel have opened.

Company Owned Pipeline & Recently Opened Hotels as of March 31, 2020
Under Option		Pre-Development		Under Construction		Total Pipeline		Opened YTD
# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms
0	0	4	504	10	1,256	14	1,760	1	120

Third Party Pipeline & Recently Opened Hotels as of March 31, 2020
Commitments		Applications		Executed		Total Pipeline		Opened YTD
# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms
27	3,348	5	588	27	3,132	59	7,068	1	113

Definitions
Under Option	Locations with a signed purchase and sale agreement
Pre-Development	Land purchased, permitting and/or site work
Under Construction	Hotel is under construction
Commitments	Signed commitment or build or convert a certain number of hotels by a third party, generally associated with a prior portfolio sale
Applications	Third party filed franchise application with deposit
Executed	Franchise and development application approved, geographically identified and deposits paid, various stages of pre-development and/or under construction

Distributions and Share Repurchases
On May 6, 2020, the Board of Directors of ESH Hospitality, Inc. declared a $0.01 distribution to ESH Class A and B shareholders payable on June 4, 2020 to shareholders of record on May 21, 2020. Management and the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc. intend to review future Company distributions once business conditions have stabilized. ESH Hospitality, Inc. will continue to distribute at least 90% of its pre-tax earnings to maintain its REIT status.
The Company repurchased approximately 2.2 million Paired Shares in the first quarter of 2020 for an aggregate purchase price of $31.0 million. The Company has not repurchased any Paired Shares since early February. The Company has $101.1 million in authorization outstanding, but does not intend to repurchase any additional Paired Shares for the foreseeable future.

COVID-19 Pandemic Response
The Company has taken a number of steps in response to the pandemic in the United States. These include but are not limited to:
•Provided additional cleaning in our hotels, with a focus on high touch areas, in accordance with CDC guidelines
•Purchased and supplied PPE for our employees for their safety
•Reduced interactions between our guests and our associates, including temporarily suspending our grab n’ go breakfast and switching to every other week housekeeping from weekly housekeeping
•Increased effort and focus for the remainder of 2020 to attract guests staying for a month or longer at a time, which has proven significantly more resilient to date than typical transient and group guests in the broader lodging industry
•Reduced payroll hours due to lower occupancy and longer length of stay guests at a number of our properties
•Drew $400 million on the Company’s revolvers. The Company had approximately $725.0 million in cash, including restricted cash, on our balance sheet as of March 31, 2020.
•The Company executed an amendment to the Corporation Revolving Credit Facility and obtained a suspension of the quarterly tested leverage covenant from the beginning of the second quarter of 2020 through the end of the first quarter of 2021. For the second quarter of 2021 through the fourth quarter of 2021, the leverage covenant calculation has been modified to use annualized EBITDA, as opposed to trailing twelve-month EBITDA. Additionally, the amendment provides for the Corporation to borrow up to $150.0 million from ESH REIT through an intercompany loan facility. During the suspension period, the Company has agreed to maintain minimum liquidity of $150.0 million and to limit share repurchases and dividend payments made by the Corporation.
•Utilizing the CARES act to reduce our 2020 tax liabilities and other measures
•Suspended Paired Share repurchases and reduced the quarterly distribution
•Due to the uncertain nature of local and state responses as well as macro-economic uncertainty from the COVID-19 pandemic, the Company will not update business performance guidance for 2020. The Company expects depreciation and amortization for the year between $190 and $195 million, net interest expense between $135 and $145 million, and capital expenditures between $160 to $190 million.
The Company will continue to review the situation as conditions improve or decline and may take additional actions as the situation warrants. The Company believes it has sufficient liquidity to withstand a prolonged industry downturn.

To date, the Company has not had to close any of its hotels due to COVID-19 and our comparable system-wide occupancy for the month of April was approximately 61%. The Company experienced comparable system-wide RevPAR declines in April 2020 of approximately 35%. The Company’s absolute RevPAR and occupancy levels have improved in the prior three weeks compared to the first half of April.

April 2020 saw the Company’s highest RevPAR index for a month in the Company’s history by a wide margin, with an index in excess of 150, based on preliminary results, compared to approximately 96 for the full year 2019, highlighting the Company’s strong operating efforts and our more resilient business model compared to the broader lodging industry.

Webcast and Conference Call Details
The Company will host a conference call on Thursday, May 7, 2020 at 8:30 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website. Alternatively, the conference call can be accessed by dialing 1-888-254-3590 for domestic callers or 1-856-344-9299 for international callers. A telephone replay will be available from shortly after the call until May 14, 2020, and can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 9976970.

RevPAR Index
RevPAR Index is stated as a percentage and calculated by comparing RevPAR for owned hotels or system-wide hotels to the aggregate RevPAR of a group of competing hotels generally in the same market. As such, the RevPAR Index is only a measure of RevPAR relative to certain competing hotels and not a measure of our absolute RevPAR or profitability. We subscribe to STR, Inc. ("STR"), an independent third-party service, which collects and compiles the data used to calculate RevPAR Index. We select the competing hotels included in the RevPAR Index calculation subject to STR's guidelines. The competing hotels included in STR guidelines will generally include certain hotels that are not considered part of the extended stay lodging segment of the hospitality industry and, instead, fall within the category of short-term stay hotels. STR does not endorse the Company, or any other company, and STR data should not be viewed as investment advice or as a recommendation to take a particular course of action.

Disclosure Regarding Non-GAAP Financial Measures
Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share (collectively, the “Non-GAAP Financial Measures”), which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies, including those which include a REIT as part of their legal entity structure. The Non-GAAP Financial Measures are not recognized terms under U.S. GAAP. These measures as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of, or superior to, operating profit, net income, net income per share or any other measure of the Company, Extended Stay America, Inc. or ESH Hospitality, Inc. calculated in accordance with U.S. GAAP. The Company’s presentation of the Non-GAAP Financial Measures does not replace the presentation of the Company’s consolidated financial statements and other disclosures prepared in accordance with U.S. GAAP.

Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding our business performance, financial results, liquidity and capital resources, capital expenditures, distribution policy, plans, goals, beliefs, business trends and future events, as well as the impact of the COVID-19 pandemic, its effects on the foregoing, government actions taken in response to the pandemic and actions that we have or plan to take in response to the pandemic and other non-historical statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”

included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 26, 2020 and other documents of the Company on file with or furnished to the SEC, including the Company’s combined quarterly report on Form 10-Q to be filed on May 6, 2020. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America
Extended Stay America® is the leading brand in the mid-priced extended stay segment in the U.S. with 634 hotels. ESH Hospitality, Inc. (“ESH”), a subsidiary of Extended Stay America, Inc. (“ESA”), is the largest lodging REIT in North America by unit and room count, with 559 hotels and over 62,000 rooms in the U.S. ESA also manages or franchises an additional 75 Extended Stay America® hotels. Visit www.esa.com for more information.

Contacts
Investors or Media:
Rob Ballew
(980) 345-1546
investorrelations@esa.com

EXTENDED STAY AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019	% Variance
REVENUES:
Room revenues	$254,464	$267,046	(4.7)%
Other hotel revenues	6,768	5,303	27.6%
Franchise and management fees	1,279	1,225	4.4%
	262,511	273,574	(4.0)%

Other revenues from franchised and managed properties	3,790	4,095	(7.4)%

Total revenues	266,301	277,669	(4.1)%

OPERATING EXPENSES:
Hotel operating expenses	145,295	137,291	5.8%
General and administrative expenses	23,938	23,027	4.0%
Depreciation and amortization	50,520	48,778	3.6%

	219,753	209,096	5.1%

Other expenses from franchised and managed properties	4,207	4,647	(9.5)%

Total operating expenses	223,960	213,743	4.8%

OTHER INCOME	2	27	(92.6)%

INCOME FROM OPERATIONS	42,343	63,953	(33.8)%

OTHER NON-OPERATING EXPENSE (INCOME)	703	(178)	(494.9)%

INTEREST EXPENSE, NET	32,685	29,604	10.4%

INCOME BEFORE INCOME TAX EXPENSE	8,955	34,527	(74.1)%

INCOME TAX EXPENSE	1,110	6,123	(81.9)%

NET INCOME	7,845	28,404	(72.4)%

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(3,291)	(6,470)	(49.1)%

NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC. COMMON SHAREHOLDERS	$4,554	$21,934	(79.2)%

NET INCOME PER EXTENDED STAY AMERICA, INC. COMMON SHARE - DILUTED	$0.03	$0.12	(78.0)%

WEIGHTED-AVERAGE EXTENDED STAY AMERICA, INC. COMMON SHARES OUTSTANDING - DILUTED	178,171	188,576

CONSOLIDATED BALANCE SHEET DATA
AS OF MARCH 31, 2020 AND DECEMBER 31, 2019
(In thousands)
(unaudited)

	March 31,	December 31,
	2020	2019
Cash and cash equivalents	$710,131	$346,812
Restricted cash	$14,878	$14,858
Total assets	$4,393,005	$4,030,596
Total debt, net of unamortized deferred financing costs and debt discounts (1)	$3,039,832	$2,639,766
Total equity	$1,110,884	$1,176,270

(1) Unamortized deferred financing costs and debt discounts totaled $44.8 million and $46.7 million as of March 31, 2020 and December 31, 2019, respectively.

EXTENDED STAY AMERICA, INC.
OPERATING METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(Unaudited)

COMPARABLE SYSTEM-WIDE OPERATING METRICS (1)

	Three Months Ended
	March 31,
	2020	2019	Variance
Number of hotels (as of March 31)	624	624	—
Number of rooms (as of March 31)	68,700	68,700	—
Comparable System-Wide Occupancy(1)	71.9%	71.3%	60 bps
Comparable System-Wide ADR(1)	$61.14	$65.42	(6.5)%
Comparable System-Wide RevPAR(1)	$43.98	$46.67	(5.8)%

COMPARABLE COMPANY-OWNED OPERATING METRICS (2)

	Three Months Ended
	March 31,
	2020	2019	Variance
Number of hotels (as of March 31)	553	553	—
Number of rooms (as of March 31)	61,445	61,445	—
Comparable Company-Owned Occupancy(2)	71.5%	71.4%	10 bps
Comparable Company-Owned ADR(2)	$63.14	$67.50	(6.5)%
Comparable Company-Owned RevPAR(2)	$45.12	$48.22	(6.4)%

COMPANY-OWNED HOTEL OPERATING METRICS(3)

	Three Months Ended
	March 31,
	2020	2019	Variance
Number of hotels (as of March 31)	558	554	4
Number of rooms (as of March 31)	62.053	61.552	501
Company-Owned Occupancy(3)	71.4%	71.4%	—
Company-Owned ADR(3)	$63.35	$67.51	(6.2)%
Company-Owned RevPAR(3)	$45.23	$48.20	(6.2)%

(1) Includes hotels owned, franchised or managed for the full three months ended March 31, 2020 and 2019, respectively.
(2) Includes hotels owned and operated by the Company for the full three months ended March 31, 2020 and 2019, respectively.
(3) Includes results of operations of the Company's owned and operated hotels during the periods presented, which is summarized below:

Date	Number of Hotels Acquired or Opened	Number of Rooms	Number of Owned Hotels(1)	Number of Owned Rooms
January 1, 2019	—	—	554	61,552
November 2019	1	121	555	61,673
December 2019	2	260	557	61,933
March 31, 2020	1	120	558	62,053

(1) As of end of period

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019	Variance
Net income	$7,845	$28,404	(72.4)%
Income tax expense	1,110	6,123	(81.9)%
Interest expense, net	32,685	29,604	10.4%
Other non-operating expense (income)	703	(178)	(494.9)%
Other income	(2)	(27)	(92.6)%
Depreciation and amortization	50,520	48,778	3.6%
General and administrative expenses	23,938	23,027	4.0%
Loss on disposal of assets(1)	3,343	1,376	143.0%
Franchise and management fees	(1,279)	(1,225)	4.4%
System services loss, net	417	552	(24.5)%
Hotel Operating Profit	$119,280	$136,434	(12.6)%

Room revenues	$254,464	$267,046	(4.7)%
Other hotel revenues	6,768	5,303	27.6%
Total room and other hotel revenues	$261,232	$272,349	(4.1)%

Hotel Operating Margin	45.7%	50.1%	(440) bps

(1) Included in hotel operating expenses in the consolidated statements of operations.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net income	$7,845	$28,404
Interest expense, net	32,685	29,604
Income tax expense	1,110	6,123
Depreciation and amortization	50,520	48,778
EBITDA	92,160	112,909
Equity-based compensation	1,126	2,109
System services loss, net(1)	417	—
Other expense(2)	4,046	1,293
Adjusted EBITDA	$97,749	$116,311

(1) In light of the growth of our franchise business and in order to enhance comparability, effective January 1, 2020, the Company adopted the practice of other lodging companies with franchise businesses of excluding system services (profit) loss, net from Adjusted EBITDA; no adjustments have been made to prior period results. System services loss, net for the three months ended March 31, 2019, was $0.6 million.

(2) Includes loss on disposal of assets, non-operating expense (income), including foreign currency transaction costs, and certain costs associated with dispositions. Loss on disposal of assets totaled $3.3 million and $1.4 million, respectively.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS, ADJUSTED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS PER DILUTED PAIRED SHARE
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(In thousands, except per share and per Paired Share data)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net income per Extended Stay America, Inc. common share - diluted	$0.03	$0.12
Net income attributable to Extended Stay America, Inc. common shareholders	$4,554	$21,934
Noncontrolling interests attributable to Class B common shares of ESH REIT	3,287	6,466
Real estate depreciation and amortization	48,881	47,433
Tax effect of adjustments to net income attributable to Extended Stay America, Inc. common shareholders	(1,608)	(7,400)
Funds From Operations	55,114	68,433
Adjusted Funds From Operations	$55,114	$68,433

Adjusted Funds From Operations per Paired Share - diluted	$0.31	$0.36

Weighted average Paired Shares outstanding - diluted	178,171	188,576

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME
AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(In thousands, except per share and per Paired Share data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net income per Extended Stay America, Inc. common share - diluted	$0.03	$0.12
Net income attributable to Extended Stay America, Inc. common shareholders	$4,554	$21,934
Noncontrolling interests attributable to Class B common shares of ESH REIT	3,287	6,466
Paired Share Income	7,841	28,400
System services loss, net(1)	417	—
Other expense(2)	4,046	1,293
Tax effect of adjustments to Paired Share Income	(147)	(202)
Adjusted Paired Share Income	$12,157	$29,491

Adjusted Paired Share Income per Paired Share - diluted	$0.07	$0.16

Weighted average Paired Shares outstanding - diluted	178,171	188,576

(1) In light of the growth of our franchise business and in order to enhance comparability, effective January 1, 2020, the Company adopted the practice of other lodging companies with franchise businesses of excluding system services (profit) loss, net from Adjusted EBITDA; no adjustments have been made to prior period results. System services loss, net for the three months ended March 31, 2019, was $0.6 million.

(2) Includes loss on disposal of assets, non-operating expense (income), including foreign currency transaction costs, and certain costs associated with dispositions. Loss on disposal of assets totaled $3.3 million and $1.4 million, respectively.